----Cohen--- Fund Audit Services	Cohen Fund Audit Services, Ltd. 800 Westpoint Pkwy, Ste 1100 Westlake, OH 44145-1524 www.cohenfund.com	440.835.8500 440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm for OnTrack Core Alternative Fund, a series of Advisors Preferred Trust we hereby consent to all references to our firm included in or made part of this Registration Statement on Form N-1A

/s/ Cohen Fund Audit Services, Ltd.

Westlake, Ohio

September 28, 2012

Registered with the Public Company Accounting Oversight Board